SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2001

                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                        22-3601876
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)

                                    333-88017
                            (Commission File Number)

                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive office) (zip code)

                                 (631) 435-9000
              (Registrant's Telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)

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Item 5. Other Events

     American Tissue Inc. today offered to purchase any and all of its outstanding 12.5% Senior Secured Notes due July 15, 2006. In connection with the tender offer, American Tissue Inc. is also soliciting consents to the adoption of certain proposed amendments to the notes and the related indenture governing the notes.

     The tender offer commences today and will expire at 5 p.m., New York City time, on July 27, 2001, unless extended. The consent solicitation commences today and will expire at 5:00 p.m., New York City time, on July 12, 2001, unless extended.

     The total consideration for each $1,000 principal amount of Notes tendered pursuant to the offer will be a price of $1,000, (the "Total Consideration") plus accrued and unpaid interest on that principal amount to, but not including, the payment date. The Total Consideration will be payable promptly after validly tendered notes are accepted for payment pursuant to the offer. The Total Consideration, minus the consent payment of $30 for each $1,000 principal amount of notes, is considered "Tender Offer Consideration."

     Holders who tender and consent by the Consent Expiration Date will receive the Total Consideration. Holders who tender after the Consent Date and prior to the Offer Expiration Date will receive only the Tender Offer Consideration.

     This announcement is neither an offer to purchase nor a solicitation of an offer to sell the notes. The tender offer and consent solicitation is only made pursuant to the offering documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

          99.1 Press  release  issued by American  Tissue  Inc.,  dated June 28,
               2001.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN TISSUE INC.

Date:  June 28, 2001          By: /s/ Mehdi Gabayzadeh
                                  -----------------------
                                  Name:    Mehdi Gabayzadeh
                                  Title:   President and Chief Executive Officer